SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 9, 2003

To the Shareholders of
SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

     The Annual Meeting of Shareholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 9, 2003 at 10:00 A.M. Pacific Time for the following purposes:

     (1)  To elect three directors;

     (2)  To approve the 2003 Equity Incentive Plan; and

     (3) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only shareholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the Annual Meeting. On any business day from April 29, 2003 until May 9, 2003, during ordinary business hours, shareholders may examine the list of shareholders for any purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

     You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Annual Meeting.

                                           By Order of the Board of Directors


                                           Daniel L. Levine
                                           Secretary
Van Nuys, California
Dated: March 28, 2003


------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.
------------------------------------------------------------------------------

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 9, 2003


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of Superior Industries International, Inc. ("Superior" or the "Company"), to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 9, 2003 at 10:00 A.M. Pacific Time and at all postponements and adjournments thereof. The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its shareholders is April 4, 2003.

     The solicitation of the proxy accompanying this proxy statement is made by the Board of Directors of Superior, and the cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with shareholders.

    The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

     A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below. If the proxy is not returned, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his shares in person.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

    There were issued and outstanding 26,663,887 shares of Superior's common stock, par value $0.50 per share, on March 21, 2003, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the issued and outstanding shares of common stock.

     The following table sets forth information known to Superior as of March 1, 2003, with respect to beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock, by each director, by the Named Officers (as defined under "Executive Compensation"), and by all directors and officers as a group:


                                                          Amount        Percent
                                                       Beneficially       Of
       Name and Address(+) of Beneficial Owner             Owned         Class

       Louis L. Borick                                3,941,273(1)(2)   14.8%
       Franklin Advisors                              2,002,000          7.5%
          One Parker Plaza
          Fort Lee, NJ 07024
       Juanita A. Borick                              1,822,033          6.9%
       Private Capital Management, Inc.               1,476,723          5.6%
         3003 Tamiami Trail North
         Naples, FL 34103
       Steven J. Borick                                 193,816(1)(2)      *
       James M. Ferguson                                 55,378(1)(2)      *
       Raymond C. Brown                                  24,644(1)(2)      *
       Michael J. O'Rourke                               22,016(1)(2)      *
       R. Jeffrey Ornstein                                9,050(1)(2)      *
       Jack H. Parkinson                                 14,850(1)         *
       V. Bond Evans                                      9,250(1)         *
       Sheldon I. Ausman                                 12,250(1)         *
       Philip W. Colburn                                 12,180(1)         *
       Rudolph A. Schlais                                     0
                                                                           *
       Superior's Directors and Officers              4,334,491(3)      16.3%
         As a Group (17 persons)

----------

+ All persons have the Company's principal office as their address, except as indicated.

 *  Less than 1%.

(1)  Includes 439,352, 61,204, 12,250, 9,250, 7,250, 7,250, 6,250, 3,867, 3,867
     and 1,017 shares for Messrs. L. Borick, S. Borick, Ausman, Evans, Parkinson, Colburn, Brown, Ferguson, O'Rourke and Ornstein, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2003 of non-statutory stock options that have been previously granted.

(2)  Includes 24,296, 19,133, 16,133, 15,648, 7,733, and 5,000 shares for
     Messrs. S. Borick, Ferguson, O'Rourke, L. Borick, Ornstein and Brown, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2003 of incentive stock options that have been previously granted.

(3) Includes 676,500 shares of which the directors and officers have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2003 of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and officers beneficially own 393,218 shares, or 1.5% of the class. Each of such directors and officers has sole investment and voting power over his shares.

     A copy of Superior's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished to any shareholder without charge on written request to R. Jeffrey Ornstein, Vice President & Chief Financial Officer, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

                              ELECTION OF DIRECTORS

     One of the purposes of the Annual Meeting is to elect three persons to Class I of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class I of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified. The three persons receiving the largest number of votes shall be elected as Class I directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company's Articles of Incorporation and Bylaws.

     The Company's Articles of Incorporation provides that its nine directors be divided into three classes. The term of office of those directors in Class I expires at the 2003 Annual Meeting of Shareholders; the term of office of those directors in Class II expires at the 2004 Annual Meeting of Shareholders; and the term of office of those directors in Class III expires at the 2005 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

Nominees For Directors

     Messrs. Parkinson, Colburn and Ornstein are currently serving as directors in Class I and were elected at the 2000 Annual Meeting of Shareholders for a term of office expiring at the 2003 Annual Meeting of Shareholders. All the nominees were recommended for re-election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2003 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the tables elsewhere in this Proxy Statement.

     Each of the following persons is nominated for election to Class I of the Board of Directors (to serve a three-year term ending at the 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified). The Board of Directors recommend that you vote FOR the following nominees:


Jack H. Parkinson

    Mr. Parkinson has more than 50 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler's Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994. He serves on the Audit, Long Range Financial Planning and Compensation Committees of the Board of Directors of the Company.

Philip W. Colburn

    Mr. Colburn has more than 40 years experience in the automotive industry. He is currently the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He has held his current position since March 1988 and served as a member of the Board of Directors of Allen since 1975. Mr. Colburn serves on the Stock Option, Audit and Long Range Financial Planning Committees of the Board of Directors of the Company. Mr. Colburn is also a Director of TransPro, Inc.

R. Jeffrey Ornstein

     Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer and is Chief Financial Officer of the Company. He became Vice President and Chief Financial Officer in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company.


Incumbent Directors

     Directors in the other two classes of directors whose terms are not currently expiring are as follows:

Class II -- serving until the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Sheldon I. Ausman

     Mr. Ausman is a founding partner of Cambridge Capital Partners, a private equity firm with offices in Los Angeles, Chicago and New York. For 34 years until his retirement, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired as the Managing Partner of the Southern California, Honolulu and Las Vegas offices. He also served as a member of the firm's Board of Partners in various other committees. Mr. Ausman is currently a director of Northern Trust Bank of California and Allen Telecom, Inc., as well as several nonprofit and privately owned companies. Mr. Ausman serves on the Stock Option, Audit, Compensation and Long Range Financial Planning Committees of the Board of Directors of the Company.

V. Bond Evans

     Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960 he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc. (NYSE) he held a succession of upper management positions in Alumax, becoming President and Chief Executive Officer of the company in 1991. During his career Mr. Evans served as a Director and Committee Chairman in the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans serves on the Compensation and Stock Option Committees of the Board of Directors of the Company.

Rudolph A. Schlais

    Mr. Schlais was appointed to the Board of Directors in December, 2002, and has more than 40 years experience in the automobile industry in both component and vehicle operations including General Manager of three GM component divisions. He retired from General Motors Corporation in 2002 as Group VP and was President and Chief Executive Officer of GM Asia Pacific. He served on the Board of Directors of Isuzu Motors, Fuji Heavy Industries (Subaru) and was Chairman of the Board of Shanghai GM from its founding. Mr. Schlais was also Chairman of the Board of Governors for the USA National Center of APEC. He is currently Chairman of the Board of Information Technnology United Corporation, a provider of multilingual information technology solutions based in Beijing with offices in Shanghai, Xian, Hong Kong, Toronto and San Francisco.

Class III-- serving until the 2005 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Louis L. Borick

     Mr. L. Borick has been Chairman of Superior's Board of Directors and was President since 1957 and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. Mr. L. Borick was appointed Chief Executive Officer and Chairman of the Board of the Company effective January 1, 2003, and at that time, his son, Steven J. Borick, who also serves on Superior's Board of Directors, became President and Chief Operating Officer of Superior. Mr. L. Borick also serves as a member of the Long Range Financial Planning Committee of the Board of Directors of the Company.

Steven J. Borick

     Mr. S. Borick, who is a son of Louis L. Borick, was appointed President and COO, effective January 1, 2003. He joined the Company in January, 1999, after serving on Superior's Board for 18 years, and was appointed Vice President, Strategic Planning on March 19, 1999 and Executive Vice President on January 1, 2000. Prior to joining Superior, he was engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Raymond C. Brown

     Mr. Brown retired from the Company in 1998 after a distinguished career spanning thirty years of service. Mr. Brown joined the Company in 1967 and became Senior Vice President in 1975. His duties included strategic and product planning and involvement in all of the Company's major projects. He was directly responsible for marketing and sales of products for original equipment manufacturers and was also responsible for Corporate Quality.



     The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:


                                                                                           First
                                                                                          Elected
                     Name             Age             Principal Occupation             as a Director
                     ----             ---             --------------------             -------------

           Nominees
             Jack H. Parkinson        75    Retired Executive Vice President,             1983
                                            Sunroad Enterprises

             Philip W. Colburn        74    Chairman, Allen Telecom, Inc.                 1991

             R. Jeffrey Ornstein      60    Vice President and Chief Financial            1991
                                            Officer

           Incumbents
             Louis L. Borick          79    Chairman of the Board and Chief               1957
                                            Executive Officer

             Steven J. Borick         50    President and Chief Operating Officer         1981

             Raymond C. Brown         74    Retired Senior Vice President                 1972

             Sheldon I. Ausman        69    Partner, Cambridge Capital Partners           1992

             V. Bond Evans            68    Retired President and Chief Executive         1994
                                            Officer, Alumax, Inc.

             Rudolph A. Schlais       62    Chairman, Information Technology United       2002
                                            Corp.


Committees and Meetings of the Board of Directors

     During 2002, the Board of Directors of the Company held five regularly scheduled meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

     The Audit Committee is presently comprised of Sheldon I. Ausman, Jack H. Parkinson and Philip W. Colburn. The Audit Committee met three times during 2002. Certain members also met telephonically with Management and the Company's outside auditors on two additional occasions. See "Audit Committee Report" located elsewhere in this Proxy Statement.

     The Stock Option Committee administers the Company's stock option plans. It is presently composed of Sheldon I. Ausman, Philip W. Colburn and V. Bond Evans. The Stock Option Committee met twice during 2002.

     The Compensation Committee reviews and approves the non-stock compensation for the Company's officers and key employees. The committee consists of Sheldon
I. Ausman, V. Bond Evans and Jack H. Parkinson. The Compensation Committee met once during 2002. See "Compensation Committee Report" located elsewhere in this Proxy Statement.

     The Long Range Financial Planning Committee reviews the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Steven J. Borick, Sheldon I. Ausman, Louis L. Borick, Philip W. Colburn, Jack H. Parkinson and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee did not meet during 2002.

     The Company does not have a standing nominating committee.

Certain Relationships and Related Transactions

     Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are leased from Mr. L. Borick, who is a director and officer of the Company, and Juanita A. Borick, who is Mr. L Borick's former spouse. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 2002, Superior paid $1,291,026 in rentals under the lease.

     Superior leases the plant and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, who is a director and officer of the Company, and two other of Mr. L. Borick's children. During fiscal 2002, Superior paid Keswick Properties $292,102 in rentals under the lease.

     Based upon independent appraisals, the Company believes the related party transactions described above were fair to the Company and could have been obtained on similar terms from an unaffiliated third party.

Employment Agreements

     On January 1, 1994, Superior renewed its employment agreement with Mr. L. Borick. The agreement provides for a five-year evergreen term, an annual base compensation, use of a company automobile, life insurance and other customary employee benefits. Mr. L. Borick's annual base salary in effect from January 1, 1996 through December 31, 2002 has been $1,000,001. The agreement provided for life insurance under a split dollar arrangement with Mr. L. Borick for a face value of $2,500,000, however, as a result of the Sarbanes-Oxley Act, the Company has decided not to pay such premiums, but rather to reimburse Mr. L. Borick for his payment of the premiums. The agreement also provides, in the event of Mr. L. Borick's death or disability during the employment term, for a payment over 60 months of the balance of Mr. L. Borick's compensation under the agreement at the time of his death or disability. Upon an early termination of the agreement or Mr. L. Borick's retirement, he will receive one-twelfth of his annual base compensation during each of the ensuing 60 months and one-half such amount during each of the 120 months following. Mr. L. Borick is also entitled to a cash bonus. See "Compensation Committee Report" located elsewhere in this Proxy Statement for more discussion regarding Mr. L. Borick's compensation.

Salary Continuation Benefits

     The Company entered into agreements with its directors, executive officers and certain of its key employees which provide for Superior to pay to the individual, upon ceasing to be employed by the Company for any reason, after having reached his specified vesting date (not payable until age 65), or in the event of his death while in the employ of the Company prior to separation from service, a monthly benefit up to 30% of his final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to his retirement, the individual's death. Final average compensation only includes base salary and directors' fees.

Compensation of Directors

     During 2002, all non-employee directors of the Company were each compensated $25,000 for services as directors and $500 for each committee meeting attended. Management members of the Board of Directors are not compensated for their service as directors.

                             EXECUTIVE COMPENSATION

     The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 2000 through 2002 of those persons who were, at December 31, 2002, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").



Summary Compensation Table                                                                     Long-Term
                                                                                            Compensation --
                                                                                               Number of
                                                      Fiscal     Annual Compensation(1)      Stock Options       All Other
Name and Principal Position                            Year       Salary          Bonus         Granted       Compensation(2)

Louis L. Borick                                         2002  $   1,000,001  $  2,581,000           -0-         $  99,605
 Chairman of the Board and                              2001      1,000,001     1,433,000       200,000           117,135
 Chief Executive Officer                                2000      1,000,001     2,519,000                          97,429
                                                                                                    -0-

Steven J. Borick                                        2002  $     430,914  $    500,000        50,000         $   2,000
  President and Chief Operating Officer                 2001        350,092       300,000        60,000             1,700
                                                        2000        248,094       150,000        60,000             1,701

R. Jeffrey Ornstein                                     2002  $     241,883  $    200,000         5,000         $    6,000
  Vice President & Chief Financial Officer              2001        236,172       180,000         5,000             5,100
                                                        2000        230,006       200,000         5,000             5,102

James M. Ferguson                                       2002  $     212,163  $    120,000        10,000         $   6,000
  Senior Vice President,                                2001        205,654        99,000        10,000             5,100
  Global Sales and Marketing                            2000        199,992       110,000         7,500             5,101

Michael J. O'Rourke                                     2002  $     156,770  $    150,000        10,000         $   6,000
  Senior Vice President,                                2001        142,571       117,000        10,000             5,100
  Sales and Administration                              2000        135,794       130,000         7,500             4,717



------------

(1) While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus, and, accordingly, are not reflected on this table.

(2) These amounts represent the Company's contributions to the employee retirement savings plans covering substantially all of its employees. In fiscal 2002, the contribution for Mr. L. Borick was $6,000. That year Mr.
     L. Borick also received $67,942 in reimbursement of premiums paid for life insurance, and $25,663 in non-cash benefits for the use of corporate automobiles and aircraft.


Equity Compensation Plan Information

     The following table sets forth information relating to equity securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002:


                                                                                                Number of securities
                                                                                              remaining available for
                                        Number of securities to       Weighted-average         future issuance under
                                        be issued upon exercise       exercise price of      equity compensation plans
                                        of outstanding options,     outstanding options,       (excluding securities
            Plan Category                 warrants and rights        warrants and rights      reflected in column (a))
----------------------------------      -----------------------     --------------------     -------------------------
                                                  (a)                        (b)                        (c)
Equity compensation plans approved
   by security holders
    Stock options (1).............               1,623,421                $  28.13                           0

Equity compensation plans not
   approved by security holders...                       0                    N.A.                           0
                                       -------------------                   -----                          --

Total.............................               1,623,421                $  28.13                           0
                                       ===================                ========                           =
---------------

(1)      Consists of  shares of Superior Common Stock to be issued upon the exercise of options granted pursuant to the Company's
         1993 Stock Option Plan.


Option Grants

    The following table shows information on grants of stock options during the fiscal year 2002 to the Named Officers.


                                         Number of    Percentage of                               Potential Realizable Value
                                         Securities   Total Options                               at Assumed Annual Rates of
                                         Underlying    Granted to                                Stock Price Appreciation for
                                          Options    Employees in  Exercise Price  Expiration          Option Term(3)
                                                                                                  ---------------------------
            Name                         Granted(1)    Fiscal 2002   Per Share(2)      Date           5%             10%
            ----                         ----------  -------------- --------------- -------------  -------------  ---------

     Steven J. Borick................       50,000         21.9%        $36.20         10/9/12     $1,138,299     $2,884,674
     R. Jeffrey Ornstein.............        5,000          2.2%         36.20         10/9/12        113,830        288,467
     James M. Ferguson...............       10,000          4.4%         36.20         10/9/12        227,660        576,935
     Michael J. O'Rourke.............       10,000          4.4%         36.20         10/9/12        227,660        576,935

----------

(1) All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting on the fourth anniversary date. Vesting may be accelerated in certain events relating to the change of the Company's ownership or certain corporate transactions.

(2) All stock options were granted at market value at the closing price on the New York Stock Exchange of the Company's common stock on the date of grant.

(3) Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

Option Exercises and Fiscal Year-End Values

     The following table shows information with respect to stock options exercised during fiscal year 2002 and unexercised options to purchase the Company's common stock for the Named Officers.


                                                                          Number of Unexercised        Value of Unexercised,
                                            Shares                           Options Held At           In-the-Money Options
                                          Acquired on     Value             December 31, 2002         At December 31, 2002(2)
                                                                       --------------------------  --------------------------
          Name                             Exercise    Realized(1)     Exercisable   Unexercisable   Exercisable   Unexercisable
          ----                           ------------  -------------   ------------ ---------------  ------------  -------------

     Louis L. Borick.................      595,000     $15,844,238       455,000        150,000      $ 7,018,700   $ 1,794,000
     Steven J. Borick................        3,000          66,000        79,250        133,750        1,175,483     1,345,388
     R. Jeffrey Ornstein.............        3,750          91,388         8,750         12,500          132,313       123,400
     James M. Ferguson...............        9,999         289,171        30,500         22,500          549,290       210,750
     Michael J. O'Rourke.............        4,000          90,130        20,000         22,500          334,110       210,750



----------

(1) Represents the difference between the market value on the date of exercise and the option exercise price.

(2) Represents the difference between the market value at December 31, 2002 and the option exercise price.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company has served as a director or member of the compensation committee or other committee serving an equivalent function of any other entity whose executive officers served as a director or member of the Company's Compensation Committee. During 2002, the Compensation Committee determined the compensation of the Company's executive officers.

                                   PROPOSAL 2

                     APPROVAL OF 2003 EQUITY INCENTIVE PLAN
                           (Item No. 2 on Proxy Card)

     The stockholders of the Company are being asked to approve the adoption of the Company's 2003 Equity Incentive Plan (the "Plan"). The 2003 Equity Incentive Plan has been adopted by the Company's Board of Directors, but no options, stock appreciation rights or stock awards have yet been granted under the Plan.

Purpose of the Plan

     The Board of Directors believes that adoption of the Plan is necessary to insure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options, stock appreciation rights and stock awards. As of March 21, 2003, of the 1,750,000 shares originally available for issuance under the Company's 1993 Stock Option Plan, no shares remained available for grants. The adoption of the Plan is therefore necessary to insure that enough shares will be available for the issuance of stock options, stock appreciation rights and stock awards so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of shareholder value.

Required Vote

     The affirmative vote of a majority of shares represented and voting at the Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum, shall be required to approve the proposal. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on the proposal are treated as being present at the Meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Meeting with respect to the proposal. Accordingly, abstentions and broker non-votes will be counted for purposes of determning the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN.

Summary of the Plan

     The principal features of the Plan are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Plan.

     Shares Subject to the Plan

     Up to an aggregate of 3,000,000 shares of common stock of the Company are authorized for issuance under the Plan. If an option or stock appreciation right expires, becomes unexercisable without having been exercised in full or is surrendered pursuant to an option exchange program, the shares that were not purchased pursuant to such option shall become available for future grants under the Plan. However, if the Company reacquires shares that were issued pursuant to an option or Stock Award, as defined below, such shares shall not be available for future grants under the Plan. The aggregate number of shares available under the Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

     Type of Options

     Two types of options may be granted under the Plan: options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options not so qualified for favorable federal income tax treatment ("NSOs"). Each option granted shall be subject to a stock option agreement between the participant and the Company. Such agreements shall contain such terms and provisions as the Committee (as defined below) may determine in its discretion, and need not be uniform.

     Stock Appreciation Rights

     The Committee, in its discretion, may also issue stock appreciation rights to employees, consultants and directors of the Company. A stock appreciation right is a right to receive a payment based on the increase in the fair market value of a share after the date of grant. The Committee may determine, in its discretion, that a stock appreciation right will be paid out in cash or in shares on its exercise. The number of shares that may be issued on the exercise of a stock appreciation right shall be determined by dividing: (a) the total number of shares as to which the stock appreciation right is exercised, multiplied by the amount by which the fair market value of one share on the exercise date exceeds the fair market value of one share on the date of grant of the stock appreciation right, by (b) the fair market value of one share on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing shares on the exercise of a stock appreciation right, the Committee may in its sole discretion elect to pay the cash value of such shares. The Committee, in its discretion, may issue a stock appreciation right alone, or in tandem with an option. If a stock appreciation right is issued in tandem with an option, it will expire on the exercise of its related option, and vice versa.

     Stock Awards

     The Committee, in its discretion, may also grant or sell shares of common stock of the Company to employees, consultants and directors of the Company or any subsidiary pursuant to a stock award under the Plan ("Stock Awards"). Stock Awards may consist of stock bonuses, stock units, or restricted stock. A stock bonus shall be an outright grant of shares or a sale of shares to the grantee below the fair market value of the shares on the date of grant. A stock grant may be subject to and conditioned upon certain employment or performance related goals, as determined by the Committee in its discretion. A stock unit shall be a measurement component equal to the fair market value of one share on the date on which a determination is made. Restricted stock shall be shares granted to sold to a grantee that are subject to vesting restrictions based on continued employment or attainment of performance goals. Stock Awards shall be granted on such terms and conditions as the Committee deems advisable and specifies in the respective grants. An individual who has been granted a Stock Award may, if such individual is otherwise eligible, be granted additional Stock Awards as the Committee may determine.

     Stock Options and Stock Appreciation Rights: Eligibility and Participation

     All employees (including officers), directors, and consultants of the Company or any subsidiary are eligible for selection to receive options or stock appreciation rights under the Plan, subject to two restrictions: (1) no ISO may be granted to any person who, at the time of grant, is not an employee of the Company or any subsidiary, and (2) no participant may receive grants of options and stock appreciation rights with respect to more than 3,000,000 shares of common stock of the Company (subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction) during any fiscal year of the Company or portion thereof. If an option or stock appreciation right expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated option or stock appreciation right continue to be counted against the maximum number of shares for which options or stock appreciation rights may be granted to an individual during a fiscal year of the Company or portion thereof. Subject to such limitations, an individual who has been granted an option or stock appreciation right may, if such individual is otherwise eligible, be granted additional options or stock appreciation rights as the Committee may determine.

     Administration of the Plan

     The Plan shall be administered by a Committee of the Board of Directors (the "Committee") consisting of two or more directors of the Company who are both (a) "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and (b) "outside directors" within the meaning of Section 162(m) of the Code. The Committee has extremely wide discretion and power in interpreting and operating the Plan and in determining the terms of individual options, stock appreciation rights and Stock Grants.

     Option and Stock Award Price

     The purchase price for shares of common stock of the Company covered by each option or Stock Award shall be determined by the Committee. In the case of an ISO, however, the purchase price shall not be less than 100% of the fair market value of such shares on the date of grant, but if the ISO is granted to a 10% shareholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant.

     Exercisability of Options and Stock Appreciation Rights; Vesting of Stock Awards

     The Committee shall determine when and under what conditions any option or stock appreciation right shall become exercisable and when shares issued pursuant to a Stock Award shall become vested. However, the aggregate fair market value of shares of common stock of the Company (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; any options in excess of this limit shall be treated as NSOs. The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee and subject to applicable law, by the delivery of shares of common stock of the Company already owned by the participant, by the participant's promissory note, through a "broker's" exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, or by any other method permitted by applicable law.

     Duration of Options and Stock Appreciation Rights

     Each option or stock appreciation right shall expire on the date specified by the Committee, but all options and stock appreciation rights shall expire within 10 years of the date of grant. ISOs granted to 10% shareholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.

     Termination of Employment; Death or Disability

     If a participant ceases to be employed by the Company or any of its subsidiaries for any reason other than termination for cause, death or permanent disability, the participant's vested options that are exercisable shall be exercisable for a maximum period of 90 days after the termination of employment (unless otherwise determined by the Committee in an individual option agreement or otherwise). If a participant's employment is terminated for cause, all of his options will be immediately terminated and canceled (unless otherwise determined by the Committee in an individual option agreement or otherwise). If a participant dies or becomes permanently disabled, the participant's vested options that are exercisable shall be exercisable for a maximum period of 12 months after the date of death or permanent disability (unless otherwise determined by the Committee in an individual option agreement or otherwise). After a participant's death, any vested options which remained exercisable on the date of death may be exercised by the person or persons to whom the participant's rights pass by will or the laws of descent and distribution. The Committee may determine, in its discretion, that the unexercisable portion of an option will become exercisable at such time and on such terms as the Committee may determine. Unless the Committee determines otherwise in its discretion, similar rules shall apply to stock appreciation rights. The treatment of each Stock Award on the termination of employment, death, or disability of the grantee shall be determined by the Committee in its discretion.

     Certain Corporate Transactions

     Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate any vesting schedule to which an option, stock appreciation right or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards, stock appreciation rights or options or grant replacement options or stock appreciation rights with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; or (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the common stock of the Company (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel stock appreciation rights by paying the value thereof. The Committee may also provide for one or more of the foregoing alternatives in any particular option agreement or agreement governing a stock appreciation right or Stock Award.

     Rights as a Stockholder

     The recipient of an option or stock appreciation right will have no rights as a stockholder with respect to shares of Company common stock covered by an option or stock appreciation right until the date such recipient becomes a holder of record of such shares. The recipient of a Stock Award shall have all the rights of a shareholder with respect to the common stock of the Company issued pursuant to the Stock Award, including the right to vote such shares, but the recipient of a Stock Award shall not be entitled to the dividends and interest with respect to such shares until such shares are vested.

     Assignability of Options, Stock Appreciation Rights and Stock Awards

     An ISO granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by him or her. An NSO issued under the Plan shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, except that, with the consent of the Committee, it may be assigned, in whole or in part, during the optionee's lifetime by gift to one or more members of the optionee's immediate family. The Committee may also determine, in its discretion, that an NSO may be assigned pursuant to a qualified domestic relations order, as such term is defined in the Code. Except as otherwise determined by the Committee, a stock appreciation right granted under the Plan shall, by its terms, be non-transferable by the holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by him or her. The Committee shall determine the restrictions on transfer, if any, of each Stock Award.

     Duration, Termination and Amendment of the Plan

     The Plan shall continue in effect until 10 years after the earlier of its adoption by the Board of Directors or its approval by the stockholders. The Board of Directors, however, may suspend or terminate the Plan at any time. The suspension or termination of the Plan will generally not affect the validity of any option, stock appreciation right or Stock Award outstanding on the date of termination. The Board of Directors may also amend the Plan at any time, except that the Company will obtain stockholder approval for any amendment to the extent such approval is necessary or desirable to preserve the favorable tax status of ISOs and to comply with applicable law or the requirements of any exchange or quotation system. For example, an amendment to increase the maximum number of shares which may be issued under the Plan, change the minimum exercise price of ISOs, increase the maximum term of ISOs, or permit the granting of options to anyone other than those eligible under the terms of the Plan, will be submitted for stockholder approval. Furthermore, no amendment of the Plan shall amend or impair any rights or obligations under any option, stock appreciation right or Stock Award theretofore granted under the Plan without the written consent of the holder of the affected option, stock appreciation right or Stock Award.

Federal Income Tax Matters

     The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH GRANTEE IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

     The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

     Non-Qualified Stock Options

     Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the optionee. If the shares of common stock of the Company received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The optionee's tax basis in the shares will be equal to the option price plus the amount of ordinary income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the optionee will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the optionee upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.

     If the shares received on the exercise of an NSO are subject to restrictions on transfer or risk of forfeiture (e.g., a vesting condition), different rules will apply, and the tax consequences will depend on whether the optionee makes an election under Section 83(b) of the Code within 30 days after exercise of the option. If the optionee does not make a Section 83(b) election, the optionee will recognize ordinary income when the shares vest in an amount equal to the excess of the fair market value on the date of vesting over the exercise price. In that case, the optionee's basis in the shares will be the fair market value of the shares on the date of vesting, and optionee's holding period will begin on the date of vesting. Upon any later disposition of the shares, any gain or loss that the optionee recognizes will be capital gain or loss, and will be long-term capital gain or loss if the optionee holds the shares more than one year after vesting. The Company will be allowed a deduction for federal income tax purposes when the shares vest equal to the amount of ordinary income the optionee recognizes.

     On the other hand, if the optionee makes a Section 83(b) election, the optionee will recognize ordinary income at the time of exercise equal to the excess of the fair market value on the date of exercise over the exercise price. The Company will be allowed a deduction for federal income tax purposes on the date of exercise equal to the amount of ordinary income he or she recognizes. The optionee's basis in the shares will generally begin on the date of exercise, and the optionee's basis in the shares will generally be the option price increased by the amount of ordinary income the optionee recognized at the time of exercise. Upon any later disposition of the shares, any gain or loss that the optionee recognizes will be capital gain or loss, and will be long-term capital gain or loss if the optionee holds the shares more than one year after exercise. However, if the optionee later forfeits the shares, the optionee will recognize a capital loss equal to excess (if any) of the option price over any amount the optionee receives from the Company on the forfeiture. In other words, if an optionee makes the Section 83(b) election and thereby recognizes ordinary income on the date of exercise, the optionee will receive no corresponding deduction or loss if the optionee later forfeits the shares for the amount of ordinary income the optionee recognized.

     Incentive Stock Options

         The federal income tax consequences associated with ISOs are generally more favorable to the optionee and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the optionee or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the optionee if the optionee does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of Company common stock upon a later disposition will be the option price, any gain on the later disposition will be taxed to the optionee as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the optionee to be subject to the alternative minimum tax, thereby in effect depriving the optionee of the tax benefits of ISO treatment. If the optionee disposes of the shares before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), the optionee will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the optionee's holding period for the shares.

     Stock Appreciation Rights

     A grantee of a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares he receives on the exercise. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the grantee will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     Stock Awards

     The taxation of a Stock Award depends on whether or not it consists of restricted stock (i.e., stock subject to a vesting restriction based on continued employment or attainment of performance goals). If a Stock Award does not consist of restricted stock, the grantee will recognize ordinary income on the grant of the Stock Award equal to the excess of the fair market value of the shares over the amount (if any) that the grantee pays for the stock award. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the grantee will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     In general, no taxable income will be recognized by a grantee at the time a Stock Award consisting of restricted stock is granted. Generally, on the date the restricted shares acquired pursuant to the Stock Award become vested, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price, and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the grantee will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     Alternatively, a grantee may elect to make an election under Section 83(b) of the Code with respect to unvested shares acquired pursuant to a Stock Award. If a grantee makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the Stock Award is granted and the purchase price, and the Company will receive a tax deduction for the same amount. If the grantee makes a timely Section 83(b) election, the grantee will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the grantee will recognize the appreciation or depreciation on the shares after the date of the Stock Award grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the grantee forfeits unvested shares, the grantee will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the grantee receives from the Company on the forfeiture. Generally, if the grantee makes a Section 83(b) election, and thereby recognizes ordinary income on the date the Stock Award is granted, the grantee will receive no corresponding deduction or loss for the amount of ordinary income the grantee recognized if the grantee later forfeits any unvested shares.

     $1,000,000 Limit on Deductible Compensation

     Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if
(i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting of "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and
(iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Plan, the stock options and stock appreciation rights granted thereunder (unless granted for purchase prices below the fair market value of the stock subject to the options) will satisfy the requirements to be treated as performance- based compensation, and accordingly will not be subject to the deduction limit of
Section 162(m) of the Code. The Company does not expect that Stock Awards will qualify as performance-based compensation, unless the granting or vesting of the Stock Awards are based on the attainment of performance-based goals, and not merely on continued employment..

     Excess Parachute Payments

     Under Section 4999 of the Code, certain officers, stockholders, or highly-compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Code prevents the Company from taking a deduction for any "excess parachute payments." The cash out or acceleration of the vesting of stock options, stock appreciation rights or Stock Awards upon a corporate transaction may cause the holders of such stock options, stock appreciation rights or Stock Awards who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.

     Special Rules; Withholding of Taxes

     Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Company common stock which he or she already owns, or through a "broker's exercise."

     The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or stock appreciation right or the grant or vesting of a Stock Award, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize "cashless withholding.

New Plan Benefits

     Because benefits under the 2003 Equity Incentive Plan will depend on the discretion of the Compensation Committee and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received if the 2003 Equity Incentive Plan is approved by the shareholders.


                                   AUDIT FEES

     The aggregate fees paid by the Company to its outside auditors for the annual audit and reviews of the quarterly financial statements during the year ending December 31, 2002 were $269,940.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees paid by the Company for information technology services rendered by the Company's outside auditors during the year ending December 31, 2002.

                                 ALL OTHER FEES

     The aggregate fees paid by the Company for all other services provided by the Company's outside auditors during the year ending December 31, 2002 were $170,240.

                             AUDIT COMMITTEE REPORT

     On May 12, 2000, the Board of Directors adopted a written charter for the Audit Committee. Each member of the Company's Audit Committee meets the independence requirements set by the New York Stock Exchange. The Audit Committee's report follows:

     The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management of the Company. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP, the independent auditors for the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (Communications with Audit Committees). The Audit Committee also received and discussed with PricewaterhouseCoopers LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), including the independence of PricewaterhouseCoopers LLP.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended in December 2002 filed with the Securities and Exchange Commission.

                                           AUDIT COMMITTEE:

                                           Philip W. Colburn - Committee Chair
                                           Sheldon I. Ausman
                                           Jack H. Parkinson


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee"), as currently constructed, is comprised of Messrs. Ausman, Evans and Parkinson, individuals who have never been employees of the Company. Its responsibility is to develop and make recommendations to the full Board with respect to executive compensation. Also, the Compensation Committee establishes the annual compensation of the Company's Chairman and Chief Executive Officer ("CEO") and reviews the compensation policy related to the Company's other executive officers. Its executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive's compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

     The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the CEO, adjustments are made based on subjective recommendations of the CEO to the Committee of the individual executive's performance and also take into account the profitability of the Company but without regard to a specified formula. The Committee believes these criteria for salary adjustments are in accordance with sound overall compensation guidelines.

     Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically it reviews the compensation paid and to be paid to each of the Company's executive officers and receives an evaluation of their performance from the Company's CEO. The Company's CEO has an employment contract which is discussed under "Employment Agreements."

     The compensation surveys utilized for CEO compensation are published in national magazines and contain certain of the companies comprising the peer group (see "Common Stock Performance Graph") but include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels.

     The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

     In 1994, the Board of Directors and the shareholders approved an Incentive Bonus Plan (the "Bonus Plan") for Mr. L. Borick, the Company's CEO. The purpose of the Bonus Plan is to provide Mr. L. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its shareholders by establishing his yearly bonus on a specific formula basis. Under the Bonus Plan, the amount of Mr. L. Borick's annual bonus will equal 2.0% of the Company's annual income before income taxes and before deducting any annual awards under the Bonus Plan or any other executive incentive arrangements. However, if such annual income does not equal at least 90% of the planned level for the year, as approved by the Committee, the 2.0% figure will be reduced to 1.8%, ranging down to 1.0% at 70% of the planned level. In no event, however, will Mr. Borick's annual bonus under the Bonus Plan be less than 1.0% of annual income, as defined.

     The Committee administers the Bonus Plan and determines the amount payable under it in accordance with its terms. The Committee has the right to amend or terminate the Bonus Plan at any time. The 2002 bonus paid to Mr. L. Borick pursuant to the Bonus Plan was $2,581,000.

    The Omnibus Budget Reconciliation Act of 1993 ("the Act") enacted in August 1993 limits the deductibility by the Company of the annual compensation paid over $1,000,000 to the Named Officers, unless such compensation was "performance-based," as defined in the Act. The intent of the Committee is that compensation paid under the Bonus Plan will qualify as performance-based compensation under the Act.

     The overall amount of the bonus pool is approximately 6.2% of pre-tax income. The bonus pool is utilized for all employee bonuses including the Bonus Plan for the CEO. The determination as to the portion of the bonus pool awarded to each executive, other than the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the bonus pool and the amount; and individual bonus awards, other than for the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

     The stock option awards to each executive, as determined by the Stock Option Committee, are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

     Base salaries are generally reviewed no sooner than every 12 months and adjusted when deemed necessary. The last salary review for each of the Named Officers is as follows: Mr. L. Borick (December 11, 1995), Mr. S. Borick (January 1, 2003), Mr. Ornstein (March 4, 2003), Mr. Ferguson (March 4, 2003) and Mr. O'Rourke (March 4, 2003).

     The foregoing report has been furnished by--

                                     Sheldon I. Ausman - Committee Chair
                                     V. Bond Evans
                                     Jack H. Parkinson

Common Stock Performance Graph

     The following graph compares the five year cumulative total return of the Company's common stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*








                               [PERFORMANCE GRAPH]





                                       Superior Industries     Dow Jones Equity Market      Dow Jones Industry Group
                                       International, Inc.              Index                         Index
                                       -------------------     -----------------------     --------------------------
                     1997                    100.00                     100.00                       100.00
                     1998                    104.87                     124.89                        98.83
                     1999                    102.42                     153.27                       101.38
                     2000                    122.14                     139.07                        74.03
                     2001                    157.77                     122.49                        96.84
                     2002                    163.59                      95.45                        87.32


----------

* Assumes that the value of the investment in Superior common stock and each Index was $100 on December 31, 1997, and that all dividends were reinvested.

        SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals complying with appropriate Securities and Exchange Commission and proxy rules to be presented at the 2004 Annual Meeting of Shareholders must be received at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406 by November 30, 2003 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     Management does not know of any matters to be presented to the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

     Arthur Andersen LLP was previously the principal accountant of the Company. On July 27, 2001, the Company's Audit Committee recommended to the Company's Board of Directors that Arthur Andersen LLP's appointment as principal accountant be terminated and PricewaterhouseCoopers LLP be engaged as principal accountant. The Audit Committee's recommendation to change accountants was approved by the Company's Board of Directors on that date.

     In connection with the audits of the two fiscal years ended December 31, 2000, and during the subsequent interim period through July 27, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Arthur Andersen LLP to make reference thereto in their report on the financial statements for such years.

     The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Company requested that Arthur Andersen LLP furnish the Company with a letter addressed to the Securities and Exchange Commission (SEC) stating whether or not it agreed with the above statements. A copy of such letter, dated July 24, 2001, was filed as Exhibit 16 to the Form 8-K filed with the SEC on July 27, 2001.

     During the two fiscal years ended December 31, 2000 and subsequent interim period through July 27, 2001, the Company did not consult with PricewaterhouseCoopers LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

     Management has selected PricewaterhouseCoopers LLP as the Company's auditors for 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Superior's officers and directors, and persons who beneficially own more than 10% of a registered class of Superior's equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior's review of the copies of such forms it has received and written representation from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Superior believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2002.

                      SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                      By:  Louis L. Borick,
                           Chairman of the Board and Chief Executive Officer

                                   APPENDIX A

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                           2003 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

     (a) to attract and retain the best available personnel for positions of substantial responsibility,

     (b) to provide additional incentive to selected key Employees, Consultants and Directors, and

     (c) to promote the success of the Company's business.

2. Definitions. For the purposes of this Plan, the following terms will have the following meanings:

     (a) "Administrator" means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

     (b) "Applicable Laws" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" shall have the meaning set forth in a Grantee's employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

     (f) "Committee" means a Committee appointed by the Board in accordance with
Section 4.

     (g) "Common Stock" means the common stock of the Company.

     (h) "Company" means Superior Industries International, Inc., a California corporation.

     (i) "Consultant" means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the Company; provided that the term "Consultant" does not include (A) Employees or
(B) Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (j) "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute;
(ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor, or (iii) in the case of a Nonqualified Stock Option or Stock Award, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant, or the ceasing of a person to be a Consultant while such person remains an Employee or Director.

     (k) "Director" means a member of the Board.

     (l) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (m) "Employee" means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient, in and of itself, to constitute "employment" by the Company.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share of

               Common Stock will be (A) the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, or (B) any sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the day of determination, as the Administrator may select, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on (A) the last market trading day prior to the day of determination, or (B) the day of determination, as the Administrator may select, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

         (iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

     (p) "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

     (q) "Grant Notice" shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

     (r) "Grantee" shall mean (i) any Optionee or (ii) any Employee, Consultant or Director to whom a Stock Appreciation Right or Stock Award has been granted pursuant to this Plan.

     (s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (t) "NASDAQ" means the National Association of Securities Dealers, Ltd. Automated Quotation System.

     (u) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (v) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (w) "Option" means a stock option granted under this Plan.

     (x) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

     (y) "Option Exchange Program" means a program in which outstanding Options are surrendered in exchange for Options with a lower exercise price.

     (z) "Optioned Stock" means the Common Stock subject to an Option.

     (aa) "Optionee" means an Employee, Consultant or Director who holds an outstanding Option.

     (bb) "Parent" means a "parent corporation" with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

     (cc) "Plan" means this 2003 Equity Incentive Plan.

     (dd) "Section" means, except as otherwise specified, a section of this Plan.

     (ee) "Share" means a share of the Common Stock, as adjusted in accordance with Section 16.

     (ff) "Stock Appreciation Right" means a right, granted by the Administrator under this Plan, to receive a payment based on the increase in the Fair Market Value of a Share after the date of grant.

     (gg) "Stock Award" shall mean a grant or sale by the Company of a specified number of Shares upon terms and conditions determined by the Administrator. A Stock Award may be in the form of a "Stock Bonus," a "Stock Unit", or "Restricted Stock," as such terms are defined in Section 14.

     (hh) "Subsidiary" means (i) a "subsidiary corporation" with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code, or (ii) a limited liability company, whether now or later existing, which would be a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code if it were a corporation.

3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 3,000,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or if a Stock Award shall be cancelled or surrendered or expire for any reason without having been received in full, the Shares that were not purchased or received or that were cancelled will become available for future grant or sale under the Plan (unless the Plan has terminated). If the Company repurchases Shares which were issued pursuant to the exercise of an Option or Stock Appreciation Right or grant of a Stock Award, however, those repurchased Shares will not be available for future grant under the Plan.

4. Administration of the Plan.

     (a)  Procedure.

          (i) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, from and after such time as the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a Committee, which will then consist solely of persons who are both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both "non-employee directors" and "outside directors" shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

          (ii) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

          (ii) to select the Consultants, Employees or Directors to whom Options, Stock Appreciation Rights or Stock Awards may be granted;

         (iii) to determine whether and to what extent Options, Stock Appreciation Rights or Stock Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

          (iv) to determine the number of Shares to be covered by each Option, Stock Appreciation Right or Stock Award granted;

          (v) to approve forms of Grant Notices, Option Agreements and agreements governing Stock Appreciation Rights and Stock Awards;

          (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options, Stock Appreciation Rights or Stock Awards, including, but not limited to, (A) the Options' exercise price, (B) the time or times when Options or Stock Appreciation Rights may be exercised or Stock Awards will be vested, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Appreciation Right, Optioned Stock or Stock Award, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock or Shares to (1) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (2) a right of repurchase in favor of the Company upon termination of the Grantee's Continuous Status as an Employee, Director or Consultant;

         (vii) to reduce the exercise price of any Option to the Fair Market Value at the time of the reduction, if the Fair Market Value of the Common Stock covered by that Option has declined since the date it was granted;

        (viii) to construe and interpret the terms of this Plan;

          (ix) to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;

          (x) to modify or amend any Option, Stock Appreciation Right or Stock Award, subject to Section 18(c);

          (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, Stock Appreciation Right or Stock Award previously granted by the Administrator;

         (xii) to institute an Option Exchange Program;

        (xiii) to accelerate the vesting or exercisability of an Option, Stock Appreciation Right or Stock Award;

         (xiv) to determine the terms and restrictions applicable to Options, Stock Appreciation Rights or Stock Awards; and

          (xv) to make all other determinations it considers necessary or advisable for administering this Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all holders of Options or Stock Awards. The Administrator shall not be required to exercise its authority or discretion on a uniform or nondiscriminatory basis.

5. Eligibility. Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Nonqualified Stock Options, Stock Appreciation Rights and Stock Awards may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees; provided, however, that Incentive Stock Options shall not be granted to Employees of a Subsidiary that is a limited liability company unless such limited liability company is wholly-owned by the Company or by a Subsidiary that is a corporation. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option, Stock Appreciation Right, or Stock Award may be granted additional Options, Stock Appreciation Rights or Stock Awards.

6. Limitations on Grants of Incentive Stock Options. Each Option will be designated in the Grant Notice as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee's Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

7. Limit on Annual Grants to Individuals. From and after such time as the Company is required to be registered pursuant to Section 12 of the Exchange Act, no Grantee may receive grants, during any fiscal year of the Company or portion thereof, of Options and Stock Appreciation Rights, which, in the aggregate, cover more than 3,000,000 Shares, subject to adjustment as provided in Section
16. If an Option or Stock Appreciation Right expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject to that expired or terminated Option or Stock Appreciation Right will continue to count against the maximum numbers of Shares for which Options and Stock Appreciation Rights may be granted to a Grantee during any fiscal year of the Company or portion thereof.

8. Term of the Plan. Subject to Section 22, this Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 22. It will continue in effect for a term of ten years unless terminated earlier under Section 18. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option, Stock Appreciation Right or Stock Award outstanding at the date of termination.

9. Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Option Agreement, which shall continue to be governed by the terms of this Plan as though it remained in effect.

10. Option Exercise Price and Consideration.

     (a) Exercise Price of Incentive Stock Options. The exercise price for Shares to be issued pursuant to exercise of an Incentive Stock Option will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

     (b) Exercise Price of Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the exercise price for Shares to be issued pursuant to the exercise of any such Option will be determined by the Administrator.

     (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

     (d) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

               (i)  cash;

               (ii) to the extent permitted by Applicable Law, a promissory note made by the Optionee in favor of the Company;

              (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

               (iv) to the extent permitted by Applicable Law, delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee's broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

               (v) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

     An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 15, 19, and 20, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

     Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship or Directorship. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 30 days following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

     (c) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 12 months following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

     (d) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of 12 months following the date of death (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

     (e) Termination for Cause. If an Optionee's Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

     (f) Disqualifying Dispositions of Incentive Stock Options. If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

12. Non-Transferability of Options.

     (a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) such Option may be assigned, in whole or in part, during the Optionee's lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

     (b) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

     (c) Effect of No Designation. If an Optionee dies and there is no beneficiary validly designated and living at the time of the Optionee's death, the Company will deliver such Optionee's Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     (d) Death of Spouse or Dissolution of Marriage. If an Optionee designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee's marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or (except as provided in Section 12(a) regarding qualified domestic relations orders) whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

13. Stock Appreciation Rights.

     (a) Persons Eligible. The Administrator, in its sole discretion, may grant Stock Appreciation Rights to Employees, Consultants, and Directors.

     (b) Terms of Grant. The Administrator shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised (provided that in no event shall the term of a Stock Appreciation Right be more than 10 years from the date of grant) and any other terms that shall apply to the Stock Appreciation Right.

     (c) Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of Shares (without any payment to the Company, except for applicable withholding taxes), cash, or Shares and cash, as determined by the Administrator in accordance with Section 13(d) below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Administrator, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Grantee desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Shares and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised, if the Administrator permits such an election in its discretion. Upon receipt of the notice from the Grantee, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Shares and/or (ii) a cash payment, in accordance with Section 13(d) below. The date the Company receives written notice of such exercise hereunder is referred to in this Section 13 as the "exercise date." The delivery of Shares or cash received pursuant to such exercise shall take place at the principal offices of the Company within 30 days following delivery of such notice.

     (d) Number of Shares or Amount of Cash. Subject to the discretion of the Administrator to substitute cash for Shares, or Shares for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one Share on the exercise date exceeds the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of one Share on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Shares upon the exercise of a Stock Appreciation

Right, the Administrator in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Shares on the exercise date for any or all of the Shares that would otherwise be issuable upon exercise of the Stock Appreciation Right.

     (e) Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

     (f) Termination of Employment. Upon the termination of the Continuous Status as an Employee, Director or Consultant of a Grantee, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of the Continuous Status as an Employee, Director or Consultant, as are specified in Section 11 with respect to Options.

     (g) No Transfer. Except as the Administrator so authorizes at the time a Stock Appreciation Right is granted or amended, a Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. In the event of the death or dissolution of marriage of the Grantee, or the death of the Grantee's spouse, the provisions of Sections 12(b), (c), and (d) shall apply as if the Stock Appreciation Right were an Option.

14. Stock Awards.

     (a) Types of Stock Awards. Stock Awards may consist of Stock Bonuses, Stock Units, or Restricted Stock. A Stock Bonus shall be an outright grant of Shares or a sale of Shares to the Grantee below the Fair Market Value of the Shares on the date of grant. A Stock Grant may be subject to and conditioned upon certain employment or performance related goals, as determined by the Administrator in its Discretion. A Stock Unit shall be a measurement component equal to the Fair Market Value of one Share on the date on which a determination is made. Restricted Stock shall be Shares granted to sold to a Grantee that are subject to restrictions of the type set forth in Section 14(c).

     (b) Grant. Subject to the express provisions and limitations of the Plan, the Administrator, in its sole and absolute discretion, may grant Stock Awards to Employees, Consultants or Directors for a number of Shares on such terms and conditions and to such Employees, Consultants or Directors as it deems advisable and specifies in the respective grants. Subject to the limitations and restrictions set forth in the Plan, an Employee, Consultant or Director who has been granted an Option, Stock Appreciation Right or Stock Award may, if otherwise eligible, be granted additional Options, Stock Appreciation Rights or Stock Awards if the Administrator shall so determine.

     (c) Restrictions. The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Common Stock subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the "Restricted Period"), (ii) providing for a vesting schedule with respect to such

Common Stock such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, or if certain performance objectives are not met, some or all of the shares of Common Stock subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of shares of Common Stock pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such shares of Common Stock.

     (d) Rights As Shareholder. Subject to the terms of any agreement governing a Stock Award, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to a Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

15. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver Shares upon the exercise of an Option or Stock Appreciation Right or in connection with a Stock Award will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option or Stock Appreciation Right, or the vesting of a Stock Award, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise or with respect to such Shares which have vested. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with a Stock Award or on the exercise of an Option or Stock Appreciation Right that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company's withholding tax liability.

16.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
     Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options, Stock Appreciation Rights and Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to Stock Awards or unexercised Options and Stock Appreciation Rights which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

     Where an adjustment under this Section 16(a) is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Appreciation Right had not been previously exercised or a Stock Award had not previously vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Stock Award shall become vested or any Option or Stock Appreciation Right will terminate as of a date fixed by the Administrator and give each Grantee the right to exercise his or her Option or Stock Appreciation Right as to all or any part of the covered Shares, including Shares as to which the Option or Stock Appreciation Right would not otherwise be exercisable.

     (c) Corporate Transaction. Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options or Stock Appreciation Rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Grantees); (ii) accelerate any vesting schedule to which an Option, Stock Appreciation Right or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards, Stock Appreciation Rights and the Options or grant replacement options and stock appreciation rights with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options, Stock Appreciation Rights or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options or Stock Appreciation Rights had such exercise occurred in full prior to such transaction; or (iv) cancel Options, Stock Appreciation Rights or Stock Awards upon payment to the Optionees or Grantees in cash, with respect to each Option, Stock Appreciation Right or Stock Award to the extent then exercisable or vested (including, if applicable, any Options, Stock Appreciation Rights or Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options) the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement or agreement governing a Stock Appreciation Right or Stock Award.

17. Date of Grant. The date of grant of an Option, Stock Appreciation Right or Stock Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Option, Stock Appreciation Right or Stock Award, or any other, later date determined by the Administrator and specified in the Option Agreement or agreement governing the Stock Appreciation Right or Stock Award. Notice of the determination will be provided to each Grantee within a reasonable time after the date of grant.

18. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan.

     (b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment that increases the number of Shares for which Options, Stock Appreciation Rights or Stock Awards may be granted, or to the extent necessary and desirable to comply with Section 422 of the Code (or any successor statute) or other Applicable Laws, or the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the Applicable Law or requirement.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

19. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares will not be issued in connection with a Stock Award or pursuant to the exercise of an Option or Stock Appreciation Right unless the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options, Stock Appreciation Rights and Stock Awards granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     (b) Investment Representation. As a condition to the exercise of an Option or Stock Appreciation Right or grant of a Stock Award, the Company may require the person exercising such Option or Stock Appreciation Right or receiving such Stock Award to represent and warrant at the time of any such exercise or receipt that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

20. Liability of Company.

     (a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company's counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

     (b) Grants Exceeding Allotted Shares. If the Shares covered by an Option or Stock Appreciation Right or Shares subject to a Stock Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Option, Stock Appreciation Right or Stock Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 18(b).

     (c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

21. Reservation of Shares. The Company will at all times reserve and keep available for issuance a number of Shares sufficient to satisfy this Plan's requirements during its term.

22. Shareholder Approval. Continuance of this Plan will be subject to approval by the shareholders of the Company within 12 months before or after the date of its adoption. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. Options, Stock Appreciation Rights and Stock Awards may be granted but Options and Stock Appreciation Rights may not be exercised, and Stock Awards may not vest, prior to shareholder approval of the Plan. If any Options, Stock Appreciation Rights or Stock Awards are so granted and shareholder approval is not obtained within 12 months of the date of adoption of this Plan by the Board, those Options, Stock Appreciation Rights or Stock Awards will terminate retroactively as of the date they were granted.

23. Legending Stock Certificates. In order to enforce any restrictions imposed upon Common Stock issued in connection with a Stock Award or upon exercise of an Option or Stock Appreciation Right granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

24. No Employment Rights. Neither this Plan nor any Option, Stock Appreciation Right or Stock Award will confer upon a Grantee any right with respect to continuing the Grantee's employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee's right or the Company's right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

25. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of California (without giving effect to conflicts of law principles).

REVOCABLE PROXY
SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

This proxy is solicited on behalf of
the board of directors
Proxy for annual meeting of
shareholders -- may 9, 2003

The undersigned hereby appoints R. JEFFREY ORNSTEIN and DANIEL L. LEVINE, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91408 on Friday, May 9, 2003 at 10:00 A.M., and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

                  With-    For All
         For      hold     Except

1. The election as directors.
Nominees: Jack H. Parkinson
Philip W. Colburn
R. Jeffrey Ornstein

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

         For      Against  Abstain

2. Approval of 2003 Equity Incentive Plan.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

Please be sure to sign and date
this Proxy in the box below.

Stockholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.